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                                                                    EXHIBIT 10.2

                                                                    CONFIDENTIAL

                                JOB OFFER SUMMARY
                                       FOR
                                 JOHN R. TREACE

Job Title:           Executive Vice President, U.S. Sales

Reports To:          F. Barry Bays, President and Chief Executive Officer

Department:          Sales

Status               Full-time, exempt with applicable benefits

Compensation:        $9,583.33 semi-monthly, gross pay

Executive            Eligible for up to 200% of your base compensation based on
Incentive Plan       the performance criteria of the 2005 Executive Incentive
                     Compensation (Bonus) Plan.

Stock Options:       Subject to approval by the Compensation Committee, you will be granted options to purchase 60,000 shares of Wright
                     Medical Group, Inc. common stock under the Company's 1999
                     Equity Incentive Plan (the "Stock Option Plan"). These options will be granted when the Compensation Committee or Board officially takes action to approve the grant and the option price exercise price will be the average of the high and the low price of the Company's stock on the trading day immediately preceding the date of grant. Subject to approval by the Compensation Committee, the vesting schedule defined under the Stock Option Agreement will be 100% of the total option grant at the conclusion of twelve
                     (12) months of employment. This grant will be subject to the terms and conditions of the Stock Option Plan and a Stock Option Agreement.

Starting Date:       Monday, October 17, 2005

Required to Sign:    WMT Confidentiality and Inventions Agreement

I-9 Information:     Provide a state-issued driver's license; and original
                     social security card or birth certificate; or other approved document.

Temporary Living:    WMT will provide appropriate housing in the form of a
                     corporate apartment or long term hotel accommodations while residing in Memphis during this full time period.



IF THE TERMS AND CONDITIONS WE HAVE SPECIFIED ARE ACCEPTABLE TO YOU, PLEASE COUNTERSIGN THIS AGREEMENT AND RETURN A COPY TO ME.

AGREED: /s/ John R. Treace                                     DATE: 10/17/05
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